Registration No. 333-______

    As filed with the Securities and Exchange Commission on November 24, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________


                                  K-Fed Bancorp
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                               20-0411486
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                              1359 N. Grand Avenue
                            Covina, California 91724
                    (Address of Principal Executive Offices)

                                 Kay M. Hoveland
                              1359 N. Grand Avenue
                            Covina, California 91724
                     (Name and Address of Agent for Service)
                              ____________________


                      K-Fed Bancorp 2004 Stock Option Plan
                K-Fed Bancorp 2004 Recognition and Retention Plan
                            (Full Title of the Plans)


                                   Copies to:
           Kay M. Hoveland
President and Chief Executive Officer         Richard S. Garabedian, Esquire
            K-Fed Bancorp                    Luse Gorman Pomerenk & Schick, P.C.
       1359 North Grand Avenue              5335 Wisconsin Ave., N.W., Suite 400
      Covina, California 91724                     Washington, D.C.  20015
           (800) 524-2274                              (202) 274-2000


                              ____________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 227,470 (2)          $15.06 (5)             $3,425,698                $434
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 373,600 (3)            $14.50               $5,417,200                $687
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 195,075 (4)          $15.06 (5)             $2,937,830                $372
--------------------------------------------------------------------------------------------------------------------

         Totals                 796,145                                    $11,780,728              $1,493
====================================================================================================================

_________________
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the K-Fed Bancorp 2004 Stock Option Plan (the "Stock Option Plan") and the K-Fed Bancorp 2004 Recognition and Retention Plan (the "Recognition and Retention Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of K-Fed Bancorp pursuant to 17 C.F.R. Section 230.416(a).

(2) Represents the number of shares of common stock currently reserved for issuance under the Recognition and Retention Plan for shares of common stock that have been awarded but not vested and available for future stock grants or awards.

(3) Represents the number of shares of common stock currently reserved for issuance under the Stock Option Plan for any stock options that have been granted.

(4) Represents the number of shares of common stock currently reserved for issuance under the Stock Option Plan for any future stock option grants or awards.

(5) Determined by reference to the fair market value of the common stock on November 22, 2004, pursuant to 17 C.F.R. Section 230.457(c).

                          ____________________

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by K-Fed Bancorp (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the year ended June 30, 2004 (Commission File No. 000-50592), filed with the Commission on September 15, 2004, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to in (a) above;

     c) The description of the Company's common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A (Commission File No. 000-50592) filed by the Company with the Commission under the Securities Act on February 13, 2004, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the Annual Report on Form 10-K to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the Annual Report on Form 10-K.

     The Company shall furnish without charge to each person to whom the Annual Report is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Kay M. Hoveland, President and Chief Executive Officer, K-Fed Bancorp, 1359 North Grand Avenue, Covina, California 91724, telephone number (800) 524-2274.

     All information appearing in this Registration Statement and the Annual Report is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of K-Fed Bancorp. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with K-Fed Bancorp and have indemnification under OTS Regulations as described below.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

          (i)  Final judgment on the merits is in his or her favor; or

          (ii) In case of:

               a.   Settlement,

               b.   Final judgment against him or her, or

               c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii)"Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


Regulation S-K                                                  Reference to Prior Filing or
Exhibit Number             Document                             Exhibit No. Attached Hereto
--------------             --------                             ---------------------------

     4         Form of Common Stock Certificate                      *

     5         Opinion of Luse Gorman Pomerenk & Schick,             Exhibit 5
                  A Professional Corporation

     10.1      K-Fed Bancorp 2004 Stock Option Plan                  **

     10.2      K-Fed Bancorp 2004 Recognition and                    **
                  Retention Plan

     23.1      Consent of Luse Gorman Pomerenk &
                  Schick, A Professional Corporation                 Contained in Exhibit 5

     23.2      Consent of McGladrey & Pullen, LLP                    Exhibit 23.2

     24        Power of Attorney                                     Contained on Signature Page

_____________________
     * Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-111029), originally filed by the Company under the Securities Act of 1933 with the Commission on December 9, 2003, and all amendments or reports filed for the purpose of updating such description.

     ** Filed as exhibits to the Company's Proxy Statement relating to the Company's October 26, 2004 annual meeting of stockholders, filed with the Commission on September 23, 2004, which is incorporated herein by reference.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covina, State of California, on this 23rd day of November, 2004.

                                           K-FED BANCORP


                                     By:   /s/ Kay M. Hoveland
                                           -------------------------------------
                                           Kay M. Hoveland
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of K-Fed Bancorp (the "Company") hereby severally constitute and appoint Kay M. Hoveland as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kay M. Hoveland may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the K-Fed Bancorp 2004 Recognition and Retention Plan and the K-Fed Bancorp 2004 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kay M. Hoveland shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                Title                                Date
----------                -----                                ----


/s/ Kay M. Hoveland       President, Chief Executive           November 23, 2004
-----------------------   Officer and Director
Kay M. Hoveland           (Principal Executive Officer)



/s/ Daniel A. Cano        Chief Financial Officer (Principal   November 23, 2004
-----------------------   Financial and Accounting Officer)
Daniel A. Cano



/s/ James L. Breeden      Chairman of the Board                November 23, 2004
-----------------------
James L. Breeden


/s/ Rita H. Zwern         Director and Secretary               November 23, 2004
-----------------------
Rita H. Zwern


/s/ Gerald A. Murbach     Director                             November 23, 2004
-----------------------
Gerald A. Murbach

/s/ Frank G. Nicewicz     Director                             November 23, 2004
-----------------------
Frank G. Nicewicz


/s/ Marilyn T. Owsley     Director                             November 23, 2004
-----------------------
Marilyn T. Owsley


/s/ Robert C. Steinbach   Director                             November 23, 2004
-----------------------
Robert C. Steinbach

                                  EXHIBIT INDEX


Exhibit Number     Description

      4            Form of Common Stock Certificate*

      5            Opinion of Luse Gorman Pomerenk & Schick, A Professional
                   Corporation.

      10.1         K-Fed Bancorp 2004 Stock Option Plan**

      10.2         K-Fed Bancorp 2004 Recognition and Retention Plan**

      23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

      23.2         Consent of McGladrey & Pullen, LLP

      24 Power of Attorney (contained in the signature page to this Registration Statement).
------------------

          * Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-111029), originally filed by the Company under the Securities Act of 1933 with the Commission on December 9, 2003, and all amendments or reports filed for the purpose of updating such description.

          ** Incorporated by reference to the Company's Proxy Statement relating to the Company's October 26, 2004 annual meeting of stockholders, originally filed by the Company with the Commission on September 23, 2004.